EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Raven Industries, Inc. on Form S-8 (Registration No. 33-38614) of our reports dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Raven Industries, Inc. as of January 31, 1997, 1996 and 1995, and for the years ended January 31, 1997, 1996 and 1995, which reports are included or incorporated by reference in this Annual Report on Form 10-K.




                                   COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
April 25, 1997